Exhibit 99.1

Independent Auditors’ Report

Board of Directors
NTS Realty Holdings Limited Partnership

The Partners
AMLI Residential Properties, L.P.:

We have audited the accompanying Combined Historical Statement of Revenue in Excess of Certain Expenses (“Historical Statement”) of the Communities Acquired from AMLI Residential Properties, L.P. on March 23, 2006 (“Communities”) for the year ended December 31, 2005. This Historical Statement is the responsibility of the management of the Communities. Our responsibility is to express an opinion on the Historical Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Communities’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of NTS Realty Holdings Limited Partnership) as described in Note 2. This presentation is not intended to be a complete presentation of the Communities’ revenue and expenses.

In our opinion, the Historical Statement referred to above presents fairly, in all material respects, the revenue in excess of certain expenses described in Note 2 of the Communities for the year ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
May 11, 2006

COMMUNITIES ACQUIRED FROM
AMLI RESIDENTIAL PROPERTIES, L.P. ON MARCH 23, 2006
Combined Historical Statement of Revenue in Excess of Certain Expenses

Year ended December 31, 2005

(Dollars in thousands)

Revenue:
Rent and other	$5,147

Certain expenses:
Operating expenses	1,249
Real estate taxes and insurance	662

1,911

Revenue in excess of certain expenses	$3,236

See accompanying notes to Combined Historical Statement of Revenue in Excess of Certain Expenses

COMMUNITIES ACQUIRED FROM
AMLI RESIDENTIAL PROPERTIES, L.P. ON MARCH 23, 2006
Notes to Combined Historical Statement of Revenue in Excess of Certain Expenses

Year ended December 31, 2005

(Dollars in thousands)

(1)	Communities Acquired

The communities acquired from AMLI Residential Properties, L.P. (“Communities”) consist of AMLI at Lake Clearwater (“Lake Clearwater”), a 216-unit apartment home community located in Indianapolis, Indiana and AMLI at Castle Creek (“Castle Creek”), a 276-unit apartment home community located in Indianapolis, Indiana. Lake Clearwater and Castle Creek were developed by AMLI Residential Properties, L.P. (“AMLI”). On March 23, 2006, NTS Realty Holdings Limited Partnership (“NTS Realty”) acquired the Communities.

(2)	Basis of Presentation

The Combined Historical Statement of Revenue in Excess of Certain Expenses has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Form 8-K/A of NTS Realty dated May 12, 2006 and is not intended to be a complete presentation of the Communities’ revenue and expenses.

The Combined Historical Statement of Revenue in Excess of Certain Expenses is presented on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles. The Combined Historical Statement of Revenue in Excess of Certain Expenses is not representative of the actual operations for the period presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the proposed future operations of the Communities, have been excluded. Expenses excluded consist of management fees, interest, depreciation and amortization and other expenses not directly related to the future operations of the Communities.

(3)	Summary of Significant Accounting Policies

Revenue Recognition

Apartment homes are rented under lease agreements with terms of one year or less. Rental income is recognized when earned. This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting of revenue and certain expenses to prepare the Combined

Historical Statement of Revenue in Excess of Certain Expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from these estimates.

Combining Information

Following is the combining information of the Communities acquired for the year ended December 31, 2005:

	Lake Clearwater	Castle Creek	Total
Revenue:
Rent and other	$2,322	$2,825	$5,147

Certain expenses:
Operating expenses	556	693	1,249
Real estate taxes and insurance	295	367	662

	851	1,060	1,911

Revenue in excess of certain expenses	$1,471	$1,765	$3,236

PRO FORMA BALANCE SHEET

          The accompanying unaudited Pro Forma Balance Sheet of NTS Realty Holdings Limited Partnership (“NTS Realty”) is presented as if Castle Creek and Lake Clearwater had been acquired along with our previously reported acquisition of the Groves on December 31, 2005. The unaudited Pro Forma Balance Sheet should be read in conjunction with the unaudited Pro Forma Statement of Operations for the year ended December 31, 2005 and the historical financial statements and notes thereto of NTS Realty reported on Form 10-K for the Year Ended December 31, 2005 and dated March 31, 2006. In management’s opinion, all adjustments necessary to reflect the acquisitions of Castle Creek, Lake Clearwater and the Groves have been made. The following unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the above transaction had been consummated at December 31, 2005, nor do they purport to represent the future position of NTS Realty.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
Pro Forma Balance Sheet
December 31, 2005
(unaudited)

	Historical Amounts (A)	The Groves (B)	Castle Creek and Lake Clearwater (B)	Pro Forma Amounts
ASSETS:
Cash and equivalents	$5,409,318	$--	$--	$5,409,318
Cash and equivalents - restricted	1,260,937	--	--	1,260,937
Accounts receivable, net	2,200,461	--	--	2,200,461
Deposits	2,800,000	(2,800,000)	--	--
Land, buildings and amenities, net	148,626,244	117,038,380	49,644,644	315,309,268
Long-lived assets held for sale	22,545,123	(22,545,123)	--	--
Other assets	4,966,740	301,776	467,457	5,735,973

Total assets	187,808,823	$91,995,033	$50,112,101	$329,915,957

LIABILITIES:
Mortgages and notes payable	$138,012,832	$43,342,277	$49,647,927	$231,003,036
Accounts payable and accrued expenses	2,801,960	--	127,639	2,929,599
Accounts payable and accrued expenses due to affiliate	373,138	--	--	373,138
Distributions payable	2,276,321	--	--	2,276,321
Security deposits	794,727	95,835	104,374	994,936
Long-lived liabilities held for sale	222,575	(222,575)	--	--
Other liabilities	1,277,075	277,103	136,630	1,690,808

Total liabilities	145,758,628	43,492,640	50,016,570	239,267,838

COMMITMENTS AND CONTINGENCIES

PARTNERS' EQUITY	42,050,195	48,502,393	95,531	90,648,119

Total liabilities and partners' equity	$187,808,823	$91,995,033	$50,112,101	$329,915,957

The accompanying notes to pro forma balance sheet are an integral part of this statement.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
Notes to Pro Forma Balance Sheet
December 31, 2005
(unaudited)

A)     Historical Amounts

          Represents the balance sheet of NTS Realty as of December 31, 2005, as contained in the historical financial statements and notes thereto filed on Form 10-K.

B)      Pro Forma Adjustments

         The Groves

          Represents the acquisition of the Groves for a total purchase price of approximately $117.3 million. The unaudited Pro Forma Balance Sheet reflects the financing of the Groves acquisition using the proceeds of the sale of our Golf Brook and Sabal Park multifamily properties, which were classified as long-lived assets held for sale at December 31, 2005, through the use of a tax deferred 1031 exchange. We assumed approximately $33.4 million of the Groves existing mortgage debt and had additional borrowings of approximately $9.9 million. We also substituted the Groves properties as replacement collateral for Golf Brook and Sabal Park under our existing mortgage debt.

         Castle Creek and Lake Clearwater

          Represents the acquisition of Castle Creek and Lake Clearwater for a total purchase price of approximately $50.0 million.

          The acquisition was financed using the borrowings on our note payable to a bank of approximately $42.5 million, at a rate of LIBOR + 2.5% interest, maturing October 1, 2006. The remainder of the transaction was financed using proceeds from our revolving note payable to a bank, bearing interest at a rate of 6.12% at December 31, 2005.

PRO FORMA STATEMENT OF OPERATIONS

          The accompanying unaudited Pro Forma Statement of Operations of NTS Realty Holdings Limited Partnership (“NTS Realty”) for the year ended December 31, 2005 is presented as if Castle Creek and Lake Clearwater had been acquired along with our previously reported acquisition of the Groves on January 1, 2005. The unaudited Pro Forma Statement of Operations should be read in conjunction with the historical financial statements and notes thereto of NTS Realty reported on Form 10-K for the Year Ended December 31, 2005 and dated March 31, 2006. The following unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ending December 31, 2005, assuming the above transactions had been consummated on January 1, 2005, nor do they purport to represent the future position of NTS Realty.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
Pro Forma Statement of Operations
December 31, 2005
(unaudited)

	Historical Amounts (A)	The Groves (B)	Castle Creek and Lake Clearwater (B)	Pro Forma Amounts
REVENUE:
Rental income	$27,711,557	$10,265,080	$5,147,214	$43,123,851
Tenant reimbursements	2,196,457	--	--	2,196,457

Total revenue	29,908,014	10,265,080	5,147,214	45,320,308

EXPENSES:
Operating expenses	6,724,824	1,139,464	739,528	8,603,816
Operating expenses reimbursed to affiliate	3,278,271	876,565	509,166	4,664,002
Management fees	1,400,065	513,254	257,361	2,170,680
Property taxes and insurance	2,847,529	1,414,160	662,074	4,923,763
Professional and administrative expenses	2,757,081	--	--	2,757,081
Professional and administrative expenses
reimbursed to affiliate	1,416,818	--	--	1,416,818
Depreciation and amortization	7,812,769	4,943,749	3,185,569	15,942,087

Total operating expenses	26,237,357	8,887,192	5,353,698	40,478,247

OPERATING INCOME (LOSS)	3,670,657	1,377,888	(206,484)	4,842,061

Interest and other income	443,164	--	--	443,164
Interest expense	(7,230,978)	(2,190,391)	(3,551,676)	(12,973,045)
Loss on disposal of assets	(619,768)	--	--	(619,768)
Income from investment in joint venture	953,300	--	--	953,300

LOSS FROM CONTINUING OPERATIONS	$(2,783,625)	$(812,503)	$(3,758,160)	$(7,354,288)

Loss from continuing operations allocated to
limited partners	$(2,608,881)	$(761,497)	$(3,522,238)	$(6,892,616)

Loss from continuing operations per limited
partnership unit	$(0.25)	$(0.07)	$(0.33)	$(0.65)

Number of limited partnership interests	10,667,117	10,667,117	10,667,117	10,667,117

The accompanying notes to pro forma statement of operations are an integral part of this statement.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
Notes to Pro Forma Statement of Operations
December 31, 2005
(unaudited)

A)     Historical Amounts

          Represents the historical consolidated statement of operations of NTS Realty for the year ended December 31, 2005, as contained in the historical financial statements and notes thereto filed on Form 10-K.

B)    Pro Forma Adjustments

         The Groves

          Represents the pro forma revenue and expenses for the year ended December 31, 2005 attributable to the acquisition of the Groves as if the acquisition had occurred on January 1, 2005. The unaudited Pro Forma Statement of Operations reflects the financing of the Groves acquisition using the proceeds of the sale of our Golf Brook and Sabal Park multifamily properties through the use of a tax deferred 1031 exchange and the assumption of the Groves existing mortgage debt as well as substituting the Groves properties as replacement collateral for Golf Brook and Sabal Park under our existing mortgage debt. Management fees expensed represents the amount of fees that would have been paid under NTS Realty’s management agreement with NTS Development Company. Interest expense incurred of approximately $1.6 million is attributable to the existing debt of approximately $33.4 million on The Groves at Whitworth and The Groves at Richland that we assumed at acquisition. The debt bears annual interest at 5.35%, requires monthly payments of principal and interest of $186,388 through January 15, 2015, and will have a remaining balance due of approximately $28.4 million. Additional interest expense of approximately $610,000 is attributable to borrowings on our revolving note payable to a bank of approximately $9.9 million, at a rate of 6.12% interest at December 31, 2005. Preliminary depreciation and amortization expense of approximately $4.9 million relates to the aggregate purchase price of approximately $117.3 million less a preliminary allocation to land of approximately $20.9 million and is calculated as follows:

	Basis	Approximate Pro Forma Depreciable Life	Year Ended December 31, 2005 Expense
ASSETS:
Building	$87,560,241	30 Years	$2,918,675
Furniture, fixtures and equipment	8,616,492	5 Years	1,723,298
In-place leases	301,776	1 Year	301,776

Total	$96,478,509		$4,943,749

         Castle Creek and Lake Clearwater

          Represents the pro forma revenue and expenses for the year ended December 31, 2005 attributable to the acquisition of Castle Creek and Lake Clearwater as if the acquisition had occurred on January 1, 2005. The unaudited Pro Forma Statement of Operations reflects the financing of Castle Creek and Lake Clearwater acquisition using the borrowings on our note payable to a bank of approximately $42.5 million, at a rate of LIBOR +2.5% interest, maturing October 1, 2006. The remainder was funded using borrowings on our revolving note payable to a bank at a rate of 6.12% interest at December 31, 2005. Management fees expensed represents the amount of fees that would have been paid under NTS Realty’s management agreement with NTS Development Company. Interest expense incurred of approximately $3.5 million is attributable to the note payable and borrowings on our revolving note payable. Preliminary depreciation and amortization expense of approximately $3.2 million relates to the aggregate purchase price of approximately $50.0 million less a preliminary allocation to land of approximately $3.3 million and is calculated as follows:

	Basis	Approximate Pro Forma Depreciable Life	Year Ended December 31, 2005 Expense
ASSETS:
Building	$42,372,387	30 Years	$2,035,761
Furniture, fixtures and equipment	3,972,256	5 Years	794,451
In-place leases	355,357	1 Year	355,357

Total	$46,700,000		$3,185,569